UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 11, 2018

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (949) 609-5599

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On September 11, 2018, pursuant to the terms of that certain underwriting agreement, dated September 6, 2018, between Tilly’s, Inc., a Delaware corporation (the “Company”), the Selling Stockholders listed in Schedule II thereto (the “Selling Stockholders”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters listed in Schedule I thereto (the “Underwriters”), the Underwriters exercised their option (the “Option Exercise”) to purchase up to an additional 825,000 shares of Class A common stock, par value $0.001 per share, from the Selling Stockholders (the “Option Shares”). The Option Exercise closed on September 14, 2018, and was comprised of 517,294 shares of Option Shares sold by The Hezy Shaked Living Trust Established May 18, 1999, and 307,706 shares of Option Shares sold by The Tilly Levine Separate Property Trust Established March 31, 2004. The Company did not sell any Shares in or receive any proceeds from the Option Exercise.

The Option Exercise described in this current report on Form 8-K was effected under the Company’s shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission on August 3, 2018 (File No. 333-226209).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: September 14, 2018	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Chief Financial Officer